Exhibit 99.1
MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Marshall Murphy
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	MMurphy@MCGCapital.com
(866) 904-4775 (FAX)
MCGCapital.com

FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS
 THIRD QUARTER 2009 RESULTS

ARLINGTON, VA – November 4, 2009 – MCG Capital Corporation (Nasdaq: MCGC) (“MCG” or the “Company”) announced today its financial results for the quarter ended September 30, 2009.  MCG will host an investment community conference call today, November 4, 2009 at 10:00 a.m. (Eastern Time).  Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

Highlights

•
Distributable net operating income, or DNOI, for the quarter ended September 30, 2009 was $10.9 million, or $0.14 per share.  DNOI refers to net operating income adjusted for amortization of employee restricted stock awards.

•	Net operating income for the quarter ended September 30, 2009 was $8.7 million, or $0.11 per share.

•	Net income for the quarter ended September 30, 2009 was $4.2 million, or $0.06 per share.

•	Net investment loss for the quarter ended September 30, 2009 was $4.4 million, which represents 0.4% of the most recently reported fair value of MCG’s investment portfolio.

•	Net asset value per common share for the quarter ended September 30, 2009 was $8.06 as compared to $7.97 at June 30, 2009.

•
Since MCG began its monetization initiatives in July 2008, it cumulatively has completed a total of $216.1 million in investment monetizations, including 22 monetizations for $204.5 million, which were completed at 99.5% of their most recently reported fair value, and one distressed sale for $11.6 million, which was completed at 42.3% of its most recently reported fair value.

•
MCG’s ratio of total assets to total borrowings and other senior securities was 212%, as of September 30, 2009, and rose to 214% as of October 29, 2009.  MCG also had $49.9 million of unrestricted cash as of October 29, 2009 and $78.0 million of cash in securitization and restricted accounts which may be deployed for suitable new investment opportunities.

•
Executed amendments with the holders of MCG’s unsecured privately placed notes to, among other things, extend the maturity of the 2005-A Notes to October 11, 2011; with these amendments, MCG will have no scheduled debt due until the latter part of 2011.

Overview

Today, MCG reported third quarter 2009 net income of $4.2 million, or $0.06 per share, which represented a $71.1 million improvement over the net loss of $66.9 million, or $0.90 per share, reported for the comparable period in 2008.  This improvement was attributable primarily to a $75.3 million reduction in the net investment loss recognized on the fair value of MCG’s investment portfolio, partially offset by a $4.4 million, or 33.5%, decrease in net operating income.

MCG’s revenue for the third quarter of 2009 was $23.6 million, which represents a 24.6% decrease from the comparable period in 2008.  MCG’s reported DNOI of $10.9 million, or $0.14 per share, was down from $14.9 million, or $0.20 per share, from the comparable period in 2008.  Net operating income during the third quarter of 2009 decreased 33.5% to $8.7 million from the comparable period in 2008.  The decreases in MCG’s revenues, net operating income and DNOI resulted primarily from a reduction in the average portfolio balance stemming from the Company’s monetization activities, a 250 basis point decrease in average LIBOR, an increase on loans placed on non-accrual status, as well as decreases in MCG’s loan originations and loan fees.

MCG Capital Corporation
November 4, 2009

“We are pleased that the results for the quarter were in-line with our expectations and that our net asset value has stabilized for the last two quarters.  During the quarter, we have remained focused on our strategy of monetizing certain investments, building liquidity, preserving capital and reducing our debt obligations,” said Steven F. Tunney, CEO and President.  “While we remain cautious about the economy, we believe that we can increase stockholder value by monetizing equity securities and redeploying the proceeds along with cash in restricted and securitization accounts into new yield-oriented investment opportunities.”

During the quarter ended September 30, 2009, MCG successfully completed $18.1 million in monetizations, which were completed at 97.8% of their most recently reported fair values.  MCG will strive to continue monetizing assets opportunistically over the course of the next several quarters; however, the timing of such monetizations depends largely upon future market conditions.  The Company is under no contractual or other obligation to monetize assets at specified times, levels or prices.

Strategic Plan

During the third quarter of 2009, the Company developed a comprehensive strategic plan intended to enhance stockholder value, close the gap between its stock price and its NAV and enable the future resumption of dividends.  Since it is possible that the economy may not recover fully for several years, or may even regress, the Company’s strategic plan focuses on specific actions the Company can take regardless of the availability of incremental capital.

While management continues to be cautious about the state of the economy, the Company believes that it can increase stockholder value by converting lower-yielding equity investments and deploying cash in securitization and restricted accounts into yield-oriented new investment opportunities.  As the Company executes this plan over the next several years, it plans to continue to monetize its equity portfolio, which has an average annual earnings yield of 1.9%, and redeploy that capital and cash held in securitization and restricted accounts into debt securities with interest yields that are expected to increase its operating income and support the reinstitution and future growth of distributions to its stockholders.  As the Company executes on this monetization strategy, it will continue to focus on preserving its NAV and enhancing the overall return profile on its investment capital.  The Company estimates this component of its strategy will reduce its investment in equity securities to no more than 20% of the fair value of the Company’s total portfolio over the next few years.  The Company generally expects to limit its future investing activities to debt investments until such time that it has closed the valuation gap between MCG’s stock price and its NAV and can validate the performance returns of the existing equity portfolio.  MCG does not intend to make significant investments in control companies beyond those that are currently in the Company’s portfolio for the foreseeable future.  When making new investments, the Company expects to underwrite credit in a manner consistent with its expectation that macro economic conditions will be under pressure for an extended period of time.  Over time, if the Company meets its goals with respect to leverage levels and unrestricted cash balances, it will seek to potentially repurchase equity and additional debt securities, subject to the limitations set forth in its private placement borrowing agreements.  To help provide sustainable stockholder value, the Company expects to make future distributions to stockholders based upon a quarterly assessment of cash earnings, liquidity, statutory distribution requirements, asset coverage ratio and its borrowing agreements.

Liquidity and Capital Resources

As of September 30, 2009, MCG’s cash and cash equivalents totaled $47.2 million and it had $568.5 million of borrowings (the majority of which was composed of $484.4 million of collateralized non-recourse borrowings), including $2.0 million of borrowings that mature within one year stemming from monetizations in September 2009.  During the three months ended September 30, 2009, MCG paid down $15.8 million of outstanding borrowings.  As a BDC, MCG is required to meet an asset coverage ratio of total net assets to total borrowings and other senior securities of at least 200% in order to borrow under new or existing borrowing facilities or to distribute dividends to its stockholders.  MCG’s asset coverage ratio increased to 212% as of September 30, 2009.  The cash balance in the securitization and restricted accounts, which may be deployed for suitable new investment opportunities, was $89.2 million as of September 30, 2009.  By October 29, 2009, cash and cash equivalents totaled $49.9 million and the asset coverage ratio increased to 214%.  MCG has $28.3 million of funded borrowing capacity, subject to Small Business Administration approval, available in its SBIC subsidiary that effectively is exempt from the statutory asset coverage ratio requirements.  In addition, MCG has $50.0 million available under its 2006-1 facility subject to facility requirements.  Due to anticipated recognition of a realized loss on the Cleartel investment in the fourth quarter of 2009, MCG does not expect there will be any required distributions for 2009.

MCG Capital Corporation
November 4, 2009

Portfolio Activity

The fair value of MCG’s investment portfolio totaled $1.037 billion at September 30, 2009, as compared to $1.062 billion at June 30, 2009.  During the third quarter of 2009, MCG made $11.8 million of advances, including $7.4 million of paid-in-kind, or PIK, advances and $4.4 million of advances to portfolio companies under revolving and line of credit facilities.  Gross payments, reductions and sales of securities during the third quarter of 2009 of $32.8 million were composed of $13.9 million of senior debt, $1.1 million of secured subordinated debt, $15.2 million of preferred equity and $2.6 million of common equity.

During the three months ended September 30, 2009, MCG reported net investment losses before income tax benefit of $4.4 million, which are detailed below:

(in thousands)		Three months ended September 30, 2009
	Industry	Type	Realized (Loss)/Gain	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized (Appreciation) /Depreciation	Net (Loss)/ Gain
Portfolio Company
NPS Holdings Group, LLC	Business Services	Control	$(1,580)	$(2,921)	$1,574	$(2,927)
Coastal Sunbelt Real Estate, Inc.	Real Estate Investments	Non-affiliate	—	(2,580)	—	(2,580)
RadioPharmacy Investors, LLC	Healthcare	Control	—	(2,103)	—	(2,103)
Jenzabar, Inc.	Technology	Non-affiliate	—	(2,000)	—	(2,000)
Stratford School Holdings, Inc.	Education	Affiliate	—	(1,491)	—	(1,491)
Jet Plastica Investors, LLC.	Plastic Products	Control	—	3,129	—	3,129
Active Brands International, Inc.	Consumer Products	Non-affiliate	—	2,763	—	2,763
Intran Media, LLC.	Other Media	Control	—	1,349	—	1,349
Golden Knight II CLO, Ltd	Diversified Financial Services	Non-affiliate	—	1,144	—	1,144
Flexsol Packaging Corp.	Plastic Products	Non-affiliate	(2,821)	—	2,772	(49)
Other			79	(1,540)	(170)	(1,631)
Total			$(4,322)	$(4,250)	$4,176	$(4,396)

During the quarter ended September 30, 2009, MCG recapitalized National Product Services, Inc. into NPS Holdings Group, LLC.  As a result of this recapitalization, MCG reversed $1.6 million of unrealized depreciation and realized a $1.6 million loss.  Subsequent to the recapitalization, MCG recorded $2.9 million of unrealized depreciation on its investment in NPS Holdings Group, LLC.  During July 2009, MCG’s investment in subordinated debt of Flexsol Packaging was settled at approximately the reported fair value for this investment.  As a result of this settlement, MCG reversed $2.8 million of previously unrealized depreciation and realized a $2.8 million loss.  The remaining unrealized depreciation shown in the above table resulted predominantly from the performance of certain of the portfolio companies, and, to a lesser extent, the multiples that MCG used to estimate the fair value of the investments.

Conference Call:	Wednesday, November 4, 2009 at 10:00 a.m. Eastern Time
Dial-in Number:	(800) 347-6311 domestic; (719) 785-1718 for international callers (no access code required)
Live Webcast /Replay:	http://investor.mcgcapital.com
Call Replay:	(888) 203-1112 or (719) 457-0820 for international callers – replay pass code #2645091, through November 18, 2009.

MCG Capital Corporation
November 4, 2009

MCG Capital Corporation
Consolidated Balance Sheets

(in thousands, except per share amounts)	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Cash and cash equivalents	$47,166	$46,149
Cash, securitization accounts	68,405	37,493
Cash, restricted	20,817	979
Investments at fair value
Non-affiliate investments (cost of $618,841 and $605,906, respectively)	582,147	584,336
Affiliate investments (cost of $39,913 and $45,141, respectively)	50,350	56,126
Control investments (cost of $701,020 and $819,076, respectively)	404,747	562,686
Total investments (cost of $1,359,774 and $1,470,123, respectively)	1,037,244	1,203,148
Interest receivable	6,141	8,472
Other assets	14,614	16,193
Total assets	$1,194,387	$1,312,434
Liabilities
Borrowings (maturing within one year of $2,036 and $44,500, respectively)	$568,507	$636,649
Interest payable	3,854	5,367
Other liabilities	10,059	11,507
Total liabilities	582,420	653,523
Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on September 30, 2009 and December 31, 2008, 75,970 issued and outstanding on September 30, 2009 and 76,075 issued and outstanding on December 31, 2008	760	761
Paid-in capital	1,002,938	997,318
Undistributed (distributions in excess of) earnings
Paid-in capital	(162,783)	(162,783)
Other	95,839	91,624
Net unrealized depreciation of investments	(324,787)	(267,948)
Stockholder loans	—	(61)
Total stockholders’ equity	611,967	658,911
Total liabilities and stockholders’ equity	$1,194,387	$1,312,434
Net asset value per common share at end of period	$8.06	$8.66

MCG Capital Corporation
November 4, 2009

MCG Capital Corporation
Consolidated Statements of Operations
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2009	2008	2009	2008
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$15,861	$18,198	$47,958	$55,652
Affiliate investments (5% to 25% owned)	1,115	1,656	3,383	5,205
Control investments (more than 25% owned)	6,082	10,529	22,742	42,065
Total interest and dividend income	23,058	30,383	74,083	102,922
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	335	466	1,081	1,399
Control investments (more than 25% owned)	218	447	991	1,071
Total advisory fees and other income	553	913	2,072	2,470
Total revenue	23,611	31,296	76,155	105,392
Operating expenses
Interest expense	5,518	7,991	18,391	26,706
Employee compensation
Salaries and benefits	4,115	4,081	10,824	13,673
Amortization of employee restricted stock awards	2,279	1,802	5,603	5,406
Total employee compensation	6,394	5,883	16,427	19,079
General and administrative expense	3,041	4,408	12,568	12,377
Total operating expenses	14,953	18,282	47,386	58,162
Net operating income before net investment loss, (loss) gain on extinguishment of debt and income tax (benefit) provision	8,658	13,014	28,769	47,230
Net realized loss on investments
Non-affiliate investments (less than 5% owned)	(2,820)	5,359	(5,991)	5,484
Affiliate investments (5% to 25% owned)	—	1	(1,947)	(61)
Control investments (more than 25% owned)	(1,502)	(14,823)	(21,934)	(14,551)
Total net realized loss on investments	(4,322)	(9,463)	(29,872)	(9,128)
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	4,064	(12,644)	(15,124)	(24,725)
Affiliate investments (5% to 25% owned)	(1,400)	4,214	(548)	4,836
Control investments (more than 25% owned)	(1,652)	(61,685)	(39,883)	(151,866)
Derivative and other fair value adjustments	(1,086)	(146)	(1,284)	273
Total net unrealized appreciation (depreciation) on investments	(74)	(70,261)	(56,839)	(171,482)
Net investment loss before income tax (benefit) provision	(4,396)	(79,724)	(86,711)	(180,610)
(Loss) gain on extinguishment of debt before income tax (benefit) provision	(118)	—	5,025	—
Income tax (benefit) provision	(39)	236	(293)	568
Net income (loss)	$4,183	$(66,946)	$(52,624)	$(133,948)
Earnings (loss) per basic and diluted common share	$0.06	$(0.90)	$(0.71)	$(1.87)
Cash distributions declared per common share	$—	$—	$—	$0.71
Weighted-average common shares outstanding—basic and diluted	75,876	74,296	74,588	71,526

MCG Capital Corporation
November 4, 2009

MCG Capital Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended September 30,
(in thousands)	2009	2008
Cash flows from operating activities
Net loss	$(52,624)	$(133,948)
Adjustments to reconcile net loss to net cash provided by operating activities
Investments in portfolio companies	(55,078)	(70,817)
Principal collections related to investment repayments or sales	145,414	164,574
Increase in interest receivable, accrued payment-in-kind interest and dividends	(8,753)	(20,756)
Amortization of restricted stock awards
Employee	5,603	5,494
Non-employee director	108	194
Decrease in cash—securitization accounts from interest collections	1,644	64
Depreciation and amortization	4,195	2,755
Unrealized (appreciation) depreciation on stockholder loans	(123)	328
Decrease (increase) in other assets	1,754	(1,635)
Decrease in other liabilities	(3,263)	(4,232)
Realized loss on investments	29,872	9,128
Change in unrealized depreciation on investments	56,839	171,482
Gain on extinguishment of debt	(5,025)	—
Net cash provided by operating activities	120,563	122,631
Cash flows from financing activities
Payments on borrowings	(63,117)	(98,067)
Increase in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	(32,556)	(4,144)
Restricted cash	(19,838)	—
Payment of financing costs	(4,127)	(3,413)
Issuance of common stock, net of costs	—	57,107
Distributions paid	—	(78,130)
Cancellation of common stock held as collateral for stockholder loans	—	(105)
Repayment of stockholder loans	92	105
Net cash used in financing activities	(119,546)	(126,647)
Increase (decrease) in cash and cash equivalents	1,017	(4,016)
Cash and cash equivalents
Beginning balance	46,149	23,297
Ending balance	$47,166	$19,281
Supplemental disclosure of cash flow information
Interest paid	$16,741	$25,687
Income taxes paid	51	1,105
Payment-in-kind interest collected	1,564	4,881
Dividend income collected	8,344	3,519

MCG Capital Corporation
November 4, 2009

Selected Financial Data
Quarterly Operating Information (unaudited)

	2008	2008	2009	2009	2009
(in thousands, except per share amounts)	Q3	Q4	Q1	Q2	Q3
Revenue
Interest and dividend income
Interest income	$26,825	$25,982	$24,054	$22,092	$21,050
Dividend income	2,750	2,545	1,824	1,702	1,289
Loan fee income	808	806	719	634	719
Total interest and dividend income	30,383	29,333	26,597	24,428	23,058
Advisory fees and other income	913	640	1,209	310	553
Total revenue	31,296	29,973	27,806	24,738	23,611
Operating expense
Interest expense	7,991	8,725	6,558	6,315	5,518
Salaries and benefits	4,081	2,817	3,798	2,911	4,115
Amortization of employee restricted stock awards(a)	1,890	1,467	1,537	1,787	2,279
General and administrative(a)	4,320	4,253	3,975	5,552	3,041
Goodwill impairment	—	3,851	—	—	—
Total operating expense	18,282	21,113	15,868	16,565	14,953
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	13,014	8,860	11,938	8,173	8,658
Net investment loss before gain (loss) on extinguishment of debt and income tax provision (benefit)	(79,724)	(76,991)	(68,331)	(13,984)	(4,396)
Gain (loss) on extinguishment of debt	—	11,055	5,275	(132)	(118)
Income tax provision (benefit)	236	221	(172)	(82)	(39)
Net (loss) earnings	$(66,946)	$(57,297)	$(50,946)	$(5,861)	$4,183
Reconciliation of DNOI to net operating income
Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax provision (benefit)	$13,014	$8,860	$11,938	$8,173	$8,658
Amortization of employee restricted stock awards(a)	1,890	1,467	1,537	1,787	2,279
Goodwill impairment	—	3,851	—	—	—
DNOI(b)	$14,904	$14,178	$13,475	$9,960	$10,937
DNOI per share-weighted average common shares – basic and diluted(b) (c)	$0.20	$0.19	$0.18	$0.13	$0.14
Per common share statistics
Weighted-average common shares outstanding – basic and diluted(c)	74,296	74,424	74,498	74,592	75,876
Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax provision (benefit) per common share - basic and diluted(c)	$0.18	$0.12	$0.16	$0.11	$0.11
(Loss) earnings per common share - basic and diluted(c)	$(0.90)	$(0.77)	$(0.68)	$(0.08)	$0.06
Net asset value per common share - period end	$9.39	$8.66	$8.02	$7.97	$8.06
Dividends declared per common share	$—	$—	$—	$—	$—
_____________
(a)
Q3 2008, Q4 2008, Q1 2009, Q2 2009 and Q3 2009 include $865,  $332,  $3, $1 and $0, respectively, of costs associated with MCG’s restructuring expense, including, $88, $18, $0, $0 and $0, respectively, of costs associated with the amortization of restricted stock awards associated with MCG’s restructuring expense.

(b)
DNOI represents net operating income before investment gains and losses, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards and impairment of goodwill.  MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and goodwill impairment charges, which represents expenses of the Company but do not require settlement in cash.  DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared.  DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP).  Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

(c)
In accordance with ASC Topic 260—Earnings per Share, for the purposes of computing the basic and diluted number of shares, MCG adjusted the number of common shares outstanding prior to April 29, 2008 by a factor of 1.052 to reflect the impact of a bonus element associated with MCG’s rights offering to acquire shares of common stock issued to stockholders on April 29, 2008 (the date that the common stock was issued in conjunction with the stockholders’ rights offering).

MCG Capital Corporation
November 4, 2009

Selected Financial Data
Key Quarterly Statistics (unaudited)

	2008	2008	2009	2009	2009
(dollars in thousands)	Q3	Q4	Q1	Q2	Q3
Average quarterly loan portfolio - fair value	$925,862	$858,237	$815,620	$785,737	$739,909
Average quarterly total investment portfolio - fair value	1,412,899	1,290,524	1,197,840	1,106,113	1,054,409
Average quarterly total assets	1,469,584	1,356,785	1,308,567	1,218,843	1,187,179
Average quarterly stockholders' equity	778,026	715,497	660,665	607,828	603,029
Return on average total assets (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	4.87%	3.73%	3.26%	3.14%	2.97%
Net loss	(8.85%)	(12.73%)	(17.08%)	(13.52%)	(8.67%)
Return on average equity (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	9.29%	7.12%	6.25%	6.08%	5.82%
Net loss	(16.89%)	(24.27%)	(32.72%)	(26.21%)	(16.99%)
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	2.91%	2.74%	1.24%	0.85%	0.41%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	9.75%	10.44%	11.94%	12.01%	11.83%
	12.66%	13.18%	13.18%	12.86%	12.24%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.04%	0.06%	0.06%	0.03%	0.10%
Impact of non-accrual loans	(0.83%)	(0.82%)	(0.92%)	(1.29%)	(0.67%)
Total yield on average loan portfolio at fair value	11.87%	12.42%	12.32%	11.60%	11.67%
Cost of funds
Average LIBOR	2.91%	2.74%	1.24%	0.85%	0.41%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	1.36%	2.30%	2.19%	2.51%	2.77%
Impact of amortization of deferred debt issuance costs	0.39%	0.40%	0.70%	0.80%	0.59%
Total cost of funds	4.66%	5.44%	4.13%	4.16%	3.77%
Net portfolio yield margin	6.20%	6.25%	6.69%	6.48%	6.51%
Selected period end balance sheet statistics
Total investment portfolio at fair value	$1,296,469	$1,203,148	$1,114,992	$1,061,506	$1,037,244
Total assets	1,386,054	1,312,434	1,255,340	1,203,839	1,194,387
Borrowings	652,968	636,649	631,245	584,349	568,507
Total equity	714,679	658,911	609,531	605,478	611,967
Cash, securitization and restricted accounts	42,434	38,472	61,902	99,052	89,222
Debt to equity	91.37%	96.62%	103.56%	96.51%	92.90%
Debt, net of cash, securitization and restricted accounts to equity	85.43%	90.78%	93.41%	80.15%	78.32%
Other statistics (at period end)
BDC asset coverage ratio	207%	201%	199%	206%	212%
Number of portfolio companies	73	70	71	67	65
Number of employees	74	73	70	68	66
Loans on non-accrual as a percentage of total debt investments
Fair Value	4.24%	4.86%	4.82%	6.23%	6.99%
Cost	10.93%	13.00%	14.53%	19.59%	19.64%
_____________

(a)
The impact due to the timing of the LIBOR resets and floors is included in the spread to average LIBOR.  The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets and floors for Q3 2008, Q4 2008, Q1 2009, Q2 2009 and Q3 2009 was approximately 0.04%, 0.55%, 0.80%, 0.84% and 0.99%, respectively.  The impact to the cost of funds due to the timing of LIBOR resets for Q3 2008, Q4 2008, Q1 2009, Q2 2009 and Q3 2009 was approximately (0.23%), 0.64%, 0.11%, 0.17% and 0.48%, respectively.

MCG Capital Corporation
November 4, 2009

Selected Financial Data
Quarterly Investment Risk and Changes in Portfolio Composition (unaudited)

	2008	2008	2009	2009	2009
(dollars in thousands)	Q3	Q4	Q1	Q2	Q3
Investment rating:(a)
IR 1 total investments at fair value(b)	$848,115	$719,765	$669,004	$667,117	$599,261
IR 2 total investments at fair value	172,376	206,829	179,499	151,933	135,988
IR 3 total investments at fair value	263,988	233,172	232,714	223,080	281,638
IR 4 total investments at fair value	—	32,648	19,257	16,313	11,125
IR 5 total investments at fair value	11,990	10,734	14,518	3,063	9,232

IR 1 percentage of total portfolio	65.4%	59.8%	60.0%	62.9%	57.8%
IR 2 percentage of total portfolio	13.3%	17.2%	16.1%	14.3%	13.1%
IR 3 percentage of total portfolio	20.4%	19.4%	20.9%	21.0%	27.1%
IR 4 percentage of total portfolio	—	2.7%	1.7%	1.5%	1.1%
IR 5 percentage of total portfolio	0.9%	0.9%	1.3%	0.3%	0.9%

New investments by security type:
Senior secured debt	$10,696	$12,610	$41,778	$3,658	$4,132
Subordinated debt— Secured	10,211	7,125	4,076	4,127	2,852
Subordinated debt— Unsecured	723	(395)	127	130	3,509
Preferred equity	3,766	2,543	6,825	2,102	1,287
Common/common equivalents equity	9	1	—	—	—
Total	$25,405	$21,884	$52,806	$10,017	$11,780
Exits and repayments by security type:
Senior secured debt	$46,756	$23,333	$7,777	$28,888	$13,924
Subordinated debt—Secured	9,579	16,295	22,171	11,263	1,128
Subordinated debt— Unsecured	—	—	—	—	—
Preferred equity	13,839	291	42,289	9,660	15,240
Common/common equivalents equity	10,831	7	426	—	2,556
Total	$81,005	$39,926	$72,663	$49,811	$32,848
Exits and repayments by transaction type:
Scheduled principal amortization	$13,762	$13,047	$8,083	$7,728	$14,365
Loan sales	8,000	—	—	—	—
Principal prepayments	34,061	25,234	21,500	31,603	308
Payment of payment-in-kind interest and dividends	3,363	1,645	5,562	793	3,553
Sale of equity investments	21,819	—	37,518	9,687	14,622
Total	$81,005	$39,926	$72,663	$49,811	$32,848

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:
Investment
Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment
(b)
At September 30, 2008, December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009, approximately, $469,066; $362,917; $316,867; $316,758 and $244,285, respectively, of MCG’s investments with an investment rating of “1” were loans to companies in which MCG also holds equity securities or for which it has already realized a gain on its equity investment.

MCG Capital Corporation
November 4, 2009

Selected Financial Data
Portfolio Composition by Type (unaudited)

	2008	2008	2009	2009	2009
(dollars in thousands)	Q3	Q4	Q1	Q2	Q3
Composition of investments at period end, fair value
Senior secured debt	$383,493	$428,817	$456,377	$428,576	$416,302
Subordinated debt
Secured	453,336	351,425	303,490	283,471	292,144
Unsecured	29,967	28,081	27,823	27,961	30,476
Total debt investments	866,796	808,323	787,690	740,008	738,922
Preferred equity	369,513	339,576	277,893	270,899	252,604
Common/common equivalents equity	60,160	55,249	49,409	50,599	45,718
Total equity investments	429,673	394,825	327,302	321,498	298,322
Total investments	$1,296,469	$1,203,148	$1,114,992	$1,061,506	$1,037,244

Percentage of investments at period end, fair value
Senior secured debt	29.6%	35.7%	40.9%	40.4%	40.1%
Subordinated debt
Secured	35.0%	29.2%	27.2%	26.7%	28.2%
Unsecured	2.3%	2.3%	2.5%	2.6%	2.9%
Total debt investments	66.9%	67.2%	70.6%	69.7%	71.2%
Preferred equity	28.5%	28.2%	24.9%	25.5%	24.4%
Common/common equivalents equity	4.6%	4.6%	4.5%	4.8%	4.4%
Total equity investments	33.1%	32.8%	29.4%	30.3%	28.8%
Total investments	100.0%	100.0%	100.0%	100.0%	100.0%

Important Information About Non-GAAP References

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before net investment loss, (loss) gain on extinguishment of debt and income tax (benefit) provision, as determined in accordance with GAAP adjusted for amortization of employee restricted stock awards and impairment of goodwill.

The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities.  These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and impairment of goodwill, which represents expenses of the Company but do not require settlement in cash.  DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.  DNOI should not be considered as an alternative to, as an indicator of the Company’s operating performance, or as a substitute for net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP).  Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations.  Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with its reported GAAP results.

About MCG Capital Corporation

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States.  MCG’s investment objective is to achieve current income and capital gains.  Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

MCG Capital Corporation
November 4, 2009

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG’s results of operations, including revenues, net operating income, distributable net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; the cause of unrealized losses; the amount, timing and price (relative to fair value) of asset monetizations; the performance of MCG’s current and former portfolio companies; the Company’s recent strategic direction, including monetizing assets, building liquidity, preserving capital and reducing debt obligations; preserving net asset value and closing the gap between net asset value and stock price; the Company’s ability to enhance stockholder value by exploring new investment opportunities; the Company’s intention to pay only the minimum statutory dividend during 2009 and decision to make dividend distributions during 2010 based on quarterly assessments of liquidity, cash earnings and other key metrics; the timing of, and the Company’s ability to, repurchase equity and additional debt securities; the Company’s future strategic plans, including plans to convert the Company’s investments in lower-yielding equity investments and redeploy cash in securitization and restricted accounts into new investment opportunities; the ability to generate operating income from new investments and to support the reinstitution and future growth of distributions to stockholders;  the reduction in investments in equity securities to no more than 20% of the fair value of the Company’s total portfolio over the next few years; the limitation on future investing activities to debt investments; investments in control companies beyond those that are currently in the Company’s portfolio; MCG’s underwriting process relative to macro economic conditions; and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws.  Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.  MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.